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                                                                   EXHIBIT 10.27


                     [PEROT SYSTEMS CORPORATION LETTERHEAD]



                                August 26, 1996





NationsBank of Texas, N.A.                        Donald D. Drobny
Professional & Executive Banking                  12377 Merit Drive
1401 Elm Street, 4th Floor                        Dallas, Texas  75251
P.O. Box 831101
Dallas, TX  75283-1101

Attn: Ms. Joanne Gruber

       Re:    NationsBank Financing

Dear Madam or Sir:

1. The purpose of this letter is to provide for the agreement among Perot Systems Corporation ("PSC"), NationsBank of Texas, N.A. ("NationsBank") and Donald D. Drobny ("Associate") with respect to the loan from NationsBank.

2. Each of the parties recognizes that Associate is obtaining funding from NationsBank in the original principal amount of $350,000.00 (the "NB Principal") pursuant to a promissory note, dated as of August 26, 1996, by Associate payable to the order of NationsBank (the "NB Promissory Note"), secured by a security agreement of even date with the NB Promissory Note (the "NB Security Agreement"). Each of the parties recognizes that PSC is not loaning Associate any funds.

3. Each of the parties hereby agrees that if PSC repurchases any Shares from Associate pursuant to the Stock Agreement, that it will send the entire balance of the repayment directly to NationsBank, regardless of the size of that amount (and even if in excess of the NationsBank Principal), unless and until it receives a signed authorization from Associate and NationsBank instructing it to send any additional funds directly to Associate.
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NationsBank of Texas, N.A.
July 12, 1996
Page 2




4. If, by the later of June 30, 1998 or the date of the maturity of the NB Promissory Note, PSC has not completed an initial public offering (the "IPO") whereby the Common Stock (or any successor security) is listed on a registered national securities exchange or approved for quotation in the National Association of Securities Dealers Automated Quotation System, then PSC will, within thirty days of NationsBank's written request, purchase the outstanding NB Promissory Note from NationsBank, for the then outstanding principal (which shall never exceed the original NB Principal) plus accrued but unpaid interest thereunder. In connection with such sale, NationsBank will endorse without recourse the NB Promissory Note to the order of PSC, transfer to PSC good title to the NB Security Agreement, under which the Shares shall be pledged, deliver any and all Shares in its possession owned by Associate, along with any signed stock powers thereto, and which Shares shall be free and clear of additional liens and encumbrances created by, through, or under NationsBank other than the NB Security Agreement, which shall be assigned to PSC.

5. If the Associate sells a portion of the Shares as part of the IPO or thereafter (with NationsBank's and PSC's consent, if needed), then Associate agrees to use the sale proceeds (after estimated income tax) to prepay the NB Promissory Note in the same manner as provided in the third paragraph of this letter until principal and interest under the Note have been paid in full.

6. If the IPO occurs before the maturity of the NB Promissory Note but the Associate wishes to retain ownership of all Shares of publicly traded stock, the Associate will agree to collateralize the NB Promissory Note with such PSC vested Shares or other acceptable marketable securities that have a market value equal to or exceeding 150% of the loan balance outstanding under the NB Promissory Note, and NationsBank and the Associate will execute a NationsBank collateral maintenance agreement that will control the continuing need for shares pledged as collateral and any adjustments thereto.

7. The parties agree that Associate will execute the NB Security Agreement. Associate agrees to execute a stock power in blank for each certificate evidencing any of the Shares and to deliver all such certificates with stock powers to PSC or NationsBank as appropriate (after the IPO, NationsBank will hold the certificates representing vested Shares to the extent needed under Paragraph 6). Notwithstanding anything in the NB Security Agreement to the contrary, the parties agree that NationsBank will have a security interest in the Shares and whichever of PSC or NationsBank holds such Shares shall hold the Shares for the benefit of NationsBank.
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NationsBank of Texas, N.A.
July 12, 1996
Page 3




       By signature below, Associate irrevocably authorizes PSC and NationsBank to make the payments as provided in this letter, and agrees to indemnify and hold PSC and NationsBank harmless against any loss, damage or claim in connection with making payments as provided above.

       For purposes of notice under this letter, the parties' addresses shall be deemed the addresses as provided above in this letter, unless the other parties receive written notice, at least 15 days in advance, of a new address.

       If the terms of this letter are acceptable to you, please execute your consent below.


                                           Very truly yours,




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                                           Title:
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AGREED:                                    AGREED:

NATIONSBANK OF TEXAS, N.A.                 ASSOCIATE



By:                                        /s/ DONALD D. DROBNY
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Name:                                      Name: Donald D. Drobny
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Title:
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Date:                                      Date:
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